UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Sylvan Road, Suite G-700

Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BLIN	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2021, Bridgeline Digital, Inc., a Delaware corporation (the "Company"), offered and sold a total of 1,060,000 shares of its common stock, par value $0.001 per share (“Common Stock”) (the “Shares”), to certain institutional investors (the “RD Investors”) at a public offering price of $2.28 per share in a registered direct offering (the “RD Offering”). The RD Offering was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a prospectus supplement to the Company's currently effective registration statement on Form S-3 (File No. 333-239104), which was initially filed with the U.S. Securities and Exchange Commission on June 12, 2020, and was declared effective on June 25, 2020. The Company filed the final prospectus supplement for the RD Offering on or about May 14, 2021.

The RD Investors entered into securities purchase agreements, in substantially the form attached hereto as Exhibit 10.1 (the “RD Purchase Agreement”), directly with Company in connection with RD Offering. The RD Offering closed on May 14, 2021 (the “Closing Date”), and resulted in gross proceeds to the Company of approximately $2.41 million.

Also on May 12, 2021, the Company entered into securities purchase agreements, in substantially the form attached hereto as Exhibit 10.2 (the “PIPE Purchase Agreement”), with certain institutional investors (the “PIPE Investors”) pursuant to which the Company offered and sold a total of 2,700 units to the PIPE Investors (the “Units”) at a purchase price of $1,000 per Unit (the “Private Placement”). Each Unit consisted of (i) one share of the Company’s newly designated Series D Convertible Preferred Stock (“Series D Preferred”) and (ii) warrants (the “Warrants”) to purchase up to one-half of the Conversion Shares issuable upon conversion of shares of Series D Preferred issued as a part of such PIPE Investor’s Units (the “Warrant Shares”). In total, the Company issued 2,700 shares of Series D Preferred and Warrants to purchase up to 592,106 Warrant Shares as a part of the Units.

Each share of Series D Preferred issued as a part of the Units will be convertible into shares of the Company’s common stock at a conversion price of $2.28 per share (the “Conversion Shares”), but only following the date (the “Stockholder Approval Date”) that holders of a majority of the Company’s outstanding voting securities approve of the issuance of the Units in accordance with Listing Rule 5635 of the Nasdaq Stock Market (the “Issuance Proposal”). In addition, beginning on the six month anniversary date of the original issuance date of the Series D Preferred and ending on the Stockholder Approval Date, shares of Series D Preferred will accrue dividends at a rate of 9% per annum. The Warrants have a term of five and one-half years from the date of issuance, will become exercisable on the six month anniversary of the original issuance date, assuming the issuance of the Warrants are approved by a majority of the Company’s stockholders on the Stockholder Approval Date, and have an exercise price of $2.51 per share.

As a condition to consummating the Private Placement, the Company obtained Voting Letters, in substantially the form attached hereto as Exhibit 99.1 (the “Voting Letter”), from holders of approximately 6.7% of its current voting securities, pursuant to which such holders agreed to vote in favor of the Issuance Approval. In addition, the Company also entered into Registration Rights Agreements (the “Registration Rights Agreements”), a form of which is attached hereto as Exhibit 10.4, with each of the PIPE Investors, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission no later than 15 days after the Closing Date in order to register, on behalf of the Purchasers, the Conversion Shares and Warrant Shares.

Joseph Gunnar & Company, LLC acted as lead placement agent for both the RD Offering and the Private Placement (collectively, the “Offerings”) and Taglich Brothers, Inc. acted as co-placement agent for the Offerings (the "Placement Agents"). As compensation for their services, the Company paid to the Placement Agents a fee equal to 8% of the aggregate purchase price paid by RD Investors and the PIPE Investors at closing, and reimbursed the Placement Agents for certain expenses incurred in connection with the Offerings. In addition, the Company issued to the Placement Agents Common Stock purchase warrants to purchase an aggregate of 179,536 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the commencement of sales and an exercise price of $2.85 per share. A form of Placement Agent Warrant is attached to this Current Report on Form 8-K as Exhibit 10.5.

The Units and Placement Agent Warrants offered, issued and sold in connection with the Private Placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

The Company estimates that the net proceeds from the Offerings will be approximately $4.57 million after deducting certain fees due to the Placement Agents and the Company's estimated transaction expenses. The net proceeds received by the Company will be used to fund certain cash payments payable in accordance with that certain Stock Purchase Agreement, dated May, 11, 2021, by and between the Company, Svanaco, Inc., an Illinois corporation, Svanawar, Inc., an Illinois corporation (collectively, the “Sellers”), and Hawk Search Inc., an Illinois corporation (“Hawk Search”), pursuant to which the Company will purchase all of the issued and outstanding shares of capital stock of Hawk Search from the Sellers, and for general working capital purposes.

The foregoing description of the RD Purchase Agreement, the PIPE Purchase Agreement, the Warrants, the Registration Rights Agreement, the Placement Agent Warrants and the Voting Letter are qualified in their entirety by reference to the full text of the form of RD Purchase Agreement, the PIPE Purchase Agreement, the Warrants and the Placement Agent Warrants, attached as Exhibits 10.1, 10.2, 103, 10.4, 10.5 and 99.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference. The Company is also filing the opinion of its counsel, Disclosure Law Group, a Professional Corporation, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference.

Item 3.02 Issuance of Unregistered Securities

See item 1.01 with respect to the issuance of the Units in connection with the Private Placement and the Placement Agent Warrants by the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2021, in connection with the Private Placement, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (the “Certificate of Designation”), with the Secretary of State of the State of Delaware – Division of Corporations, designating 4,200 shares of the Company’s preferred stock as Series D Preferred. The terms and conditions set forth in the Certificate of Designation are summarized below:

Stated Value

Each share of Series D Preferred with a stated value of $1,000 per share (the “Stated Value”).

Ranking

The Series D Preferred rank senior to all of the Company’s outstanding securities.

Conversion

Each share of Series D Preferred is convertible into that number of Conversion Shares equal to the Stated Value, divided by $2.28; provided, however, that holders of the Series D Preferred may not convert any of their Series D Preferred into Conversion Shares unless and until the Stockholder Approval Date. In addition, holders of Series D Preferred are prohibited from converting Series D Preferred into Conversion Shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or 9.99% upon the election of the holder prior to the issuance of the Series D Preferred) of the total number of shares of Common Stock then issued and outstanding.

Voting

Shares of Series D Preferred have no general voting rights. However, as long as any shares of Series D Preferred are outstanding, the Company may not, without the affirmative vote of the certain holders of Series D Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend the Certificate of Designation, (ii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series D Preferred, (iii) increase the number of authorized shares of Series D Preferred, or (iv) enter into any agreement with respect to any of the foregoing.

Dividends

Beginning six months after the original issuance date of the Series D Preferred and ending on the Stockholder Approval Date, shares of Series D Preferred will accrue dividends at a rate of 9% per annum, which dividends, if accrued, will be payable by the Company on a quarterly basis in cash.

Liquidation Preference

Prior to Stockholder Approval Date, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), holders of Series D Preferred will be entitled to receive out of the Company’s assets an amount equal to the Stated Value, plus any accrued and unpaid dividends and any other fees or liquidated damages due and owing under the Certificate of Designation before any distribution or payment shall be made to the holders of any junior securities.

On and after the Stockholder Approval Date, the Series D Preferred Stock will have no liquidation preference.

The foregoing description of the Series D Preferred is qualified, in its entirety, by the full text of the Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

Item 8.01 Other Events

On May 12, 2021, the Company issued a press release announcing the Offerings, a copy of which is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred, dated May 13, 2021.
5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Form of Securities Purchase Agreement (Registered Direct Offering), dated May 12, 2021
10.2	Form of Securities Purchase Agreement (Private Placement), dated May 12, 2021
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Placement Agent Warrant
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Form of Voting Letter
99.2	Press Release issued by Bridgeline Digital, Inc., dated May 12, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/Mark G. Downey
Mark G. Downey
Chief Financial Officer and Treasurer

Date: May 14, 2021